December 5, 2001

SECURITIES AND EXCHANGE COMMISSION

450 5TH STREET NW

WASHINGTON, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-k dated December 5, 2001 of AutoFund Servicing, Inc. and are in agreement with the statements made.

Yours truly,

/s/  Wesley Crowley, CPA